Exhibit 99.1
FOR IMMEDIATE RELEASE

Q2 Holdings, Inc. Announces Third Quarter 2022 Financial Results

AUSTIN, Texas (November 7, 2022)—Q2 Holdings, Inc. (NYSE:QTWO), a leading provider of digital transformation solutions for banking and lending, today announced results for its third quarter ending September 30, 2022.

GAAP Results for the Third Quarter 2022

•Revenue for the third quarter of $144.8 million, up 14 percent year-over-year and up 3 percent from the second quarter of 2022.

•GAAP gross margin for the third quarter of 46.2 percent, up from 45.0 percent in the prior-year quarter and 44.8 percent in the second quarter of 2022.

•GAAP net loss for the third quarter of $27.8 million, compared to GAAP net losses of $31.6 million for the prior-year quarter and $25.2 million for the second quarter of 2022.

Non-GAAP Results for the Third Quarter 2022

•Non-GAAP revenue for the third quarter of $144.9 million, up 14 percent year-over-year and up 3 percent from the second quarter of 2022.

•Non-GAAP gross margin for the third quarter of 52.1 percent, up from 51.9 percent for the prior-year quarter and 51.3 percent for the second quarter of 2022.

•Adjusted EBITDA for the third quarter of $10.8 million, up from $7.3 million for the prior-year quarter and $9.7 million for the second quarter of 2022.

For a reconciliation of our GAAP to non-GAAP results, please see the tables below.

“The third quarter represented our strongest bookings performance of the year,” said Q2 CEO Matt Flake. “Our sales success came from a mix of key wins across digital banking, lending and Helix, with one Enterprise and five Tier 1 deals in total. I am encouraged by the quarter; and believe that our sales results indicate that the demand environment remains positive. Given the economic backdrop, we will manage the business with an increased focus on profitability, and we believe our continued sales execution will drive acceleration in our subscription revenue growth for the remainder of this year and in 2023.”

Third Quarter Highlights

Continued Sales Success, Leading the Industry in Delivering “The Digital Bank”

•Signed one Enterprise and three Tier 1 digital banking contracts including a(n):
◦Enterprise, Top 50 U.S. bank to utilize our commercial and small business digital banking solutions;
◦Tier 1, Top 50 U.S. credit union to utilize our commercial digital banking solutions;
◦Tier 1 bank to utilize our retail and commercial digital banking solutions;
◦Tier 1 credit union to utilize our retail digital banking solutions.

•Signed two Tier 1 digital lending contracts including a:
◦Tier 1 Agricultural Lender to utilize our loan pricing solutions;
◦Tier 1, Top 100 U.S. Bank to expand the use of our loan pricing solutions.

•Exited the third quarter with more than 20.9 million registered users on the Q2 digital banking platform, representing 9 percent year-over-year growth and 4 percent sequential growth.

Facilitating the Convergence of Financial Services

•Signed a contract with a digital-first insurance company to offer a unique savings account product utilizing our Helix platform.

•Launched a strategic program with Mana, an online gaming company looking to offer personalized debit cards and checking accounts utilizing our Helix Platform.

“We delivered strong adjusted EBITDA results driven by an acceleration in higher margin subscription revenue growth and proactive cost management,” said David Mehok, Q2 CFO. “Our total revenue results for the quarter came in below our guidance predominately due to lower-than-expected discretionary services and transactional revenue which we believe were partially impacted by macroeconomic conditions. Our revised full-year outlook reflects our expectation to see continued pressure on our lower margin revenue streams and our focus on driving profitable growth.”

Financial Outlook

As of November 7, 2022, Q2 Holdings is providing guidance for its fourth quarter of 2022 and updated guidance for its full-year 2022, which represents Q2 Holdings' current estimates on Q2 Holdings' operations and financial results. The financial information below represents forward-looking, non-GAAP financial information, including estimates of non-GAAP revenue and adjusted EBITDA. GAAP net loss is the most comparable GAAP measure to adjusted EBITDA. Adjusted EBITDA differs from GAAP net loss in that it excludes items such as depreciation and amortization, stock-based compensation, acquisition related costs, interest and other (income) expense, income taxes, lease and other restructuring charges, loss on extinguishment of debt and the impact to deferred revenue from purchase accounting. Q2 Holdings is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, Q2 Holdings has not provided guidance for GAAP net loss or a reconciliation of the foregoing forward-looking adjusted EBITDA guidance to GAAP net loss. However, it is important to note that these excluded items could be material to our results computed in accordance with GAAP in future periods.

Q2 Holdings is providing guidance for its fourth quarter of 2022 as follows:

•Total non-GAAP revenue of $148.4 million to $150.4 million, which would represent year-over-year growth of 12 percent to 14 percent.

•Adjusted EBITDA of $10.5 million to $12.5 million, representing 7 to 8 percent of non-GAAP revenue for the year.

Q2 Holdings is providing updated guidance for the full-year 2022 as follows:

•Total non-GAAP revenue of $568.0 million to $570.0 million, which would represent year-over-year growth of 13 percent to 14 percent.

•Adjusted EBITDA of $39.0 million to $41.0 million, representing 7 percent of non-GAAP revenue for the year.

Conference Call Details

Date:	Monday, November 7, 2022
Time:	5:00 p.m. ET
Hosts:	Matt Flake, CEO / David Mehok, CFO / Jonathan Price, EVP Emerging Businesses, Corporate & Business Development
Conference Call Registration:	https://conferencingportals.com/event/ZwJrtqJb
Webcast Registration:	https://events.q4inc.com/attendee/920160905

All participants must register using the above links (either the webcast or conference call). A webcast of the conference call and financial results will be accessible from the investor relations section of the Q2 website at http://investors.Q2.com/. In addition, a live conference call dial-in will be available upon registration. Participants should dial in at least 10 minutes before the start of the conference call. An archived replay of the webcast will be available on this website for a limited time after the call.

About Q2 Holdings, Inc.

Q2 is a financial experience company dedicated to providing digital banking and lending solutions to banks, credit unions, alternative finance, and fintech companies in the U.S. and internationally. With comprehensive end-to-end solution sets, Q2 enables its partners to provide cohesive, secure, data-driven experiences to every account holder – from consumer to small business and corporate. Headquartered in Austin, Texas, Q2 has offices throughout the world and is publicly traded on the NYSE under the stock symbol QTWO. To learn more, please visit Q2.com.

Use of Non-GAAP Measures

Q2 uses the following non-GAAP financial measures: non-GAAP revenue; adjusted EBITDA; non-GAAP gross margin; non-GAAP gross profit; non-GAAP sales and marketing expense; non-GAAP research and development expense; non-GAAP general and administrative expense; non-GAAP operating expense; non-GAAP operating income (loss); non-GAAP net income; non-GAAP net income per share; and non-GAAP diluted weighted-average number of common shares outstanding. Management believes that these non-GAAP financial measures are useful measures of operating performance because they exclude items that Q2 does not consider indicative of its core performance.

In the case of non-GAAP revenue, Q2 adjusts revenue to exclude the impact to deferred revenue from purchase accounting adjustments. In the case of adjusted EBITDA, Q2 adjusts net loss for such items as interest and other (income) expense, taxes, depreciation and amortization, stock-based compensation, acquisition related costs, lease and other restructuring charges, loss on extinguishment of debt and the impact to deferred revenue from purchase accounting. In the case of non-GAAP gross margin and non-GAAP gross profit, Q2 adjusts gross profit and gross margin for stock-based compensation, amortization of acquired technology, acquisition related costs, and the impact to deferred revenue from purchase accounting. In the case of non-GAAP sales and marketing expense, non-GAAP research and development expense, and non-GAAP general and administrative expense, Q2 adjusts the corresponding GAAP expense to exclude stock-based compensation. Non-GAAP Operating Expense is calculated by taking the sum of non-GAAP sales and marketing expenses, non-GAAP research and development expense, and non-GAAP general and administrative expense. In the case of non-GAAP operating income (loss), non-GAAP net income (loss), and non-GAAP net income (loss) per share, Q2 adjusts operating loss and net loss, respectively, for stock-based compensation, acquisition related costs, amortization of acquired technology, amortization of acquired intangibles, lease and other restructuring charges, loss on extinguishment of debt and the impact to deferred revenue from purchase accounting, and with respect to non-GAAP net income, amortization of debt discount and issuance costs and loss on extinguishment of debt. In the case of non-GAAP diluted weighted-average number of common shares outstanding, Q2 adjusts diluted weighted-average number of common shares outstanding by the weighted-average effect of potentially dilutive shares which include (i) employee equity incentive plans, excluding the impact of unrecognized stock-based compensation expense and (ii) convertible senior notes outstanding and related warrants including the anti-dilutive impact of note hedge and capped call agreements on convertible senior notes outstanding.

There are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income (loss). As a result, these non-GAAP financial measures have limitations and should be considered in addition to, not as a substitute for or superior to, the closest GAAP measures, or other financial measures prepared in accordance with GAAP. A reconciliation to the closest GAAP measures of these non-GAAP measures is contained in tabular form on the attached unaudited condensed consolidated financial statements.

Q2's management uses these non-GAAP measures as measures of operating performance; to prepare Q2's annual operating budget; to allocate resources to enhance the financial performance of Q2's business; to evaluate the effectiveness of Q2's business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of Q2's results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communication with our board of directors concerning Q2's financial performance.

Forward-looking Statements

This press release contains forward-looking statements, including statements about: Q2's sales execution and the demand environment for its solutions; declines in discretionary spending from some customers; increased focus on profitability; continued sales execution and acceleration in our subscription revenue growth going forward; the current uncertain and challenging economic conditions and the impact such conditions may have on our revenue streams and our focus on driving profitable growth; and, Q2's quarterly and annual financial guidance. The forward-looking statements contained in this press release are based upon Q2's historical performance and its current plans, estimates, and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include risks related to: (a) the risk of increased or new competition in our existing markets and as we enter new markets or new sections of existing markets, or as we offer new solutions; (b) risks associated with the development of and changes to the market for our solutions compared to our expectations; (c) quarterly fluctuations in our operating results relative to our expectations and guidance and the accuracy of our forecasts; (d) the risks associated with anticipated higher operating expenses in 2022 and beyond; (e) the impact that inflation, rising interest rates or a slowdown in the economy, financial markets and credit markets have and may continue to have on account holder or end user usage of our solutions and on our customers', prospects and our business sales cycles, our prospects' and customers' purchasing, spending decisions, including for some of our non-implementation services, which are more discretionary in nature, and the timing of customer implementation and purchasing decisions; (f) the risks and increased costs associated with managing growth and the challenges associated with improving operations and hiring, retaining and motivating employees to support such growth, particularly in light of the macroeconomic impacts of the novel coronavirus disease, or COVID-19, including increased employee turnover, labor shortages, wage inflation and extreme competition for talent; (g) the risk that the COVID-19 pandemic and the associated efforts to limit its spread continue to negatively impact or disrupt the markets for our solutions and that the markets for our solutions do not return to normal or grow as anticipated; (h) the risks associated with Q2's transactional business which are typically driven by end-user behavior which can be influenced by external drivers outside of our control; (i) risks associated with effectively managing costs in light of the challenging macroeconomic environment, including the impacts of wage inflation on our operating costs; (j) risks associated with the general economic and geopolitical impacts of Russia's invasion of Ukraine, including the heightened risk of cyberattacks on financial services and other critical infrastructure, and continued or increased inflation partially driven by increased energy costs or other unpredictable economic impacts that have and may continue to negatively affect demand for our solutions; (k) risks associated with managing Q2's business in response to continued challenging macroeconomic conditions and any anticipated or resulting recession; (l) risks associated with accurately forecasting and managing the impacts of any macroeconomic downturn on Q2 customers and their end users, including in particular the impacts of any downturn on FinTechs and Q2's arrangements with them, which represent a newer market opportunity for Q2, a more complex revenue model for Q2 and which may be more vulnerable to an economic downturn than Q2's financial institution customers; (m) the challenges and costs associated with selling, implementing and supporting our solutions, particularly for larger customers with more complex requirements and longer implementation processes, including risks related to the timing and predictability of sales of our solutions and the impact that the timing of bookings may have on our revenue and financial performance in a period; (n) the risk that errors, interruptions or delays in our solutions or Web hosting negatively impacts our business and sales; (o) risks associated with cyberattacks, data and privacy breaches and breaches of security measures within our products, systems and infrastructure or the products, systems and infrastructure of third parties upon which we rely and the resultant costs and liabilities and harm to our business and reputation and our ability to sell our solutions; (p) regulatory risks, including risks related to evolving regulation of artificial intelligence, machine learning and the receipt, collection, storage, processing and transfer of data; (q) the difficulties and risks associated with developing and selling complex new solutions and enhancements with the technical and regulatory specifications and functionality required by our customers and relevant governmental authorities; (r) risks associated with our sales and marketing capabilities, including partner relationships and the length, cost and unpredictability of our sales cycle; (s) the risks inherent in third-party technology and implementation partnerships that could cause harm to our business; (t) the risk that we will not be able to maintain historical contract terms such as pricing and duration; (u) the general risks associated with the complexity of our customer arrangements and our solutions; (v) the risks associated with integrating acquired companies and successfully selling and maintaining their solutions; (w) litigation related to intellectual property and other matters and any related claims, negotiations and settlements; (x) the risks associated with further consolidation in the financial services industry; (y) risks associated with selling our solutions internationally and with our international operations; and (z) the risk that our debt repayment obligations may adversely affect our financial condition and cash flows from operations in the future and that we may not be able to obtain capital when desired or needed on favorable terms.

Additional information relating to the uncertainty affecting the Q2 business is contained in Q2's filings with the Securities and Exchange Commission. These documents are available on the SEC Filings section of the Investor Relations section of Q2's website at http://investors.Q2.com/. These forward-looking statements represent Q2's expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Q2 disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

MEDIA CONTACT:	INVESTOR CONTACT:
Jean Kondo	Josh Yankovich
Q2 Holdings, Inc.	Q2 Holdings, Inc.
M: +1-510-823-4728	O: +1-512-682-4463
jean.kondo@Q2.com	josh.yankovich@Q2.com

Q2 Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$192,574	$322,848
Restricted cash	2,732	2,973
Investments	203,116	104,878
Accounts receivable, net	52,598	46,979
Contract assets, current portion, net	3,298	1,845
Prepaid expenses and other current assets	13,503	10,531
Deferred solution and other costs, current portion	23,827	25,076
Deferred implementation costs, current portion	7,646	7,320
Total current assets	499,294	522,450
Property and equipment, net	59,130	66,608
Right of use assets	43,451	52,278
Deferred solution and other costs, net of current portion	26,571	26,930
Deferred implementation costs, net of current portion	18,686	17,039
Intangible assets, net	146,197	162,461
Goodwill	512,869	512,869
Contract assets, net of current portion and allowance	25,272	22,103
Other long-term assets	1,928	2,307
Total assets	$1,333,398	$1,385,045

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$44,841	$60,665
Convertible notes, current portion	10,887	—
Deferred revenues, current portion	101,057	98,692
Lease liabilities, current portion	9,443	9,001
Total current liabilities	166,228	168,358
Convertible notes, net of current portion	657,129	551,598
Deferred revenues, net of current portion	20,831	29,168
Lease liabilities, net of current portion	55,292	61,374
Other long-term liabilities	3,573	4,251
Total liabilities	903,053	814,749

Stockholders' equity:
Common stock	6	6
Additional paid-in capital	961,841	1,064,358
Accumulated other comprehensive loss	(3,603)	(135)
Accumulated deficit	(527,899)	(493,933)
Total stockholders' equity	430,345	570,296
Total liabilities and stockholders' equity	$1,333,398	$1,385,045

Q2 Holdings, Inc.
Condensed Consolidated Statements of Comprehensive Loss
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Revenues (1)	$144,751	$126,736	$419,131	$366,829
Cost of revenues (2)	77,895	69,726	228,988	201,278
Gross profit	66,856	57,010	190,143	165,551

Operating expenses:
Sales and marketing	27,966	22,664	79,709	63,067
Research and development	33,099	30,763	96,062	86,987
General and administrative	22,614	20,352	66,467	57,890
Acquisition related costs	352	476	882	2,514
Amortization of acquired intangibles	4,422	4,483	13,266	13,465
Lease and other restructuring charges (3)	5,494	1,244	6,031	2,056
Total operating expenses	93,947	79,982	262,417	225,979
Loss from operations	(27,091)	(22,972)	(72,274)	(60,428)
Total other income (expense), net	(231)	(8,015)	(2,125)	(26,028)
Loss before income taxes	(27,322)	(30,987)	(74,399)	(86,456)
Provision for income taxes	(469)	(596)	(2,173)	(909)
Net loss	$(27,791)	$(31,583)	$(76,572)	$(87,365)
Other comprehensive gain (loss):
Unrealized loss on available-for-sale investments	(746)	(8)	(2,363)	(3)
Foreign currency translation adjustment	(291)	163	(1,105)	128
Comprehensive loss	$(28,828)	$(31,428)	$(80,040)	$(87,240)

Net loss per common share:
Net loss per common share, basic and diluted	$(0.48)	$(0.56)	$(1.34)	$(1.55)
Weighted average common shares outstanding, basic and diluted	57,362	56,559	57,205	56,242

(1) Includes deferred revenue reduction from purchase accounting of $0.1 million and $0.6 million for the three months ended September 30, 2022 and 2021, respectively, and $0.5 million and $1.7 million for the nine months ended September 30, 2022 and 2021, respectively.

(2) Includes amortization of acquired technology of $5.6 million for each of the three months ended September 30, 2022 and 2021, and $16.8 million and $16.4 million for the nine months ended September 30, 2022 and 2021, respectively.

(3) Lease and other restructuring charges include costs related to the early vacating of various facilities and any related impairment of the right of use assets, partially offset by anticipated sublease income from these facilities and severance and other related compensation charges.

Q2 Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(76,572)	$(87,365)
Adjustments to reconcile net loss to net cash from operating activities:
Amortization of deferred implementation, solution and other costs	17,227	17,394
Depreciation and amortization	45,237	40,580
Amortization of debt issuance costs	2,043	1,550
Amortization of debt discount	—	19,398
Amortization of premiums on investments	311	751
Stock-based compensation expense	51,208	41,796
Deferred income taxes	943	52
Loss on extinguishment of debt	—	1,513
Other non-cash charges	6,178	2,517
Changes in operating assets and liabilities	(54,821)	(46,572)
Net cash used in operating activities	(8,246)	(8,386)
Cash flows from investing activities:
Net maturities (purchases) of investments	(100,928)	30,793
Purchases of property and equipment	(8,933)	(16,059)
Business combinations, net of cash acquired	—	(64,652)
Capitalized software development costs	(15,662)	(3,908)
Net cash used in investing activities	(125,523)	(53,826)
Cash flows from financing activities:
Payments for repurchases of convertible notes	—	(63,692)
Proceeds from bond hedges related to convertible notes	—	26,295
Payments for warrants related to convertible notes	—	(19,655)
Proceeds from exercise of stock options and ESPP	3,254	5,822
Net cash provided by (used in) financing activities	3,254	(51,230)
Net decrease in cash, cash equivalents, and restricted cash	(130,515)	(113,442)
Cash, cash equivalents, and restricted cash, beginning of period	325,821	411,185
Cash, cash equivalents, and restricted cash, end of period	$195,306	$297,743

Q2 Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
GAAP revenue	$144,751	$126,736	$419,131	$366,829
Deferred revenue reduction from purchase accounting	104	554	515	1,677
Non-GAAP revenue	$144,855	$127,290	$419,646	$368,506

GAAP gross profit	$66,856	$57,010	$190,143	$165,551
Stock-based compensation	2,898	2,728	8,972	8,026
Amortization of acquired technology	5,603	5,604	16,810	16,365
Acquisition related costs	—	105	—	327
Deferred revenue reduction from purchase accounting	104	554	515	1,677
Non-GAAP gross profit	$75,461	$66,001	$216,440	$191,946

Non-GAAP gross margin:
Non-GAAP gross profit	$75,461	$66,001	$216,440	$191,946
Non-GAAP revenue	144,855	127,290	419,646	368,506
Non-GAAP gross margin	52.1%	51.9%	51.6%	52.1%

GAAP sales and marketing expense	$27,966	$22,664	$79,709	$63,067
Stock-based compensation	(4,286)	(2,885)	(11,624)	(8,352)
Non-GAAP sales and marketing expense	$23,680	$19,779	$68,085	$54,715

GAAP research and development expense	$33,099	$30,763	$96,062	$86,987
Stock-based compensation	(3,661)	(3,388)	(10,363)	(10,039)
Non-GAAP research and development expense	$29,438	$27,375	$85,699	$76,948

GAAP general and administrative expense	$22,614	$20,352	$66,467	$57,890
Stock-based compensation	(5,919)	(5,068)	(17,341)	(14,374)
Non-GAAP general and administrative expense	$16,695	$15,284	$49,126	$43,516

GAAP operating loss	$(27,091)	$(22,972)	$(72,274)	$(60,428)
Deferred revenue reduction from purchase accounting	104	554	515	1,677
Stock-based compensation	16,764	14,069	48,300	40,791
Acquisition related costs	352	581	882	2,841
Amortization of acquired technology	5,603	5,604	16,810	16,365
Amortization of acquired intangibles	4,422	4,483	13,266	13,465
Lease and other restructuring charges	5,494	1,244	6,031	2,056
Non-GAAP operating income	$5,648	$3,563	$13,530	$16,767

GAAP net loss	$(27,791)	$(31,583)	$(76,572)	$(87,365)
Deferred revenue reduction from purchase accounting	104	554	515	1,677
Loss on extinguishment of debt	—	—	—	1,513
Stock-based compensation	16,764	14,069	48,300	40,791
Acquisition related costs	352	581	882	2,841
Amortization of acquired technology	5,603	5,604	16,810	16,365
Amortization of acquired intangibles	4,422	4,483	13,266	13,465
Lease and other restructuring charges	5,494	1,244	6,031	2,056
Amortization of debt discount and issuance costs	676	6,849	2,043	20,948
Non-GAAP net income	$5,624	$1,801	$11,275	$12,291

Reconciliation from diluted weighted-average number of common shares as reported to Non-GAAP diluted weighted-average number of common shares
Diluted weighted-average number of common shares, as reported	57,362	56,559	57,205	56,242
Non-GAAP weighted-average effect of potentially dilutive shares	238	802	335	1,148
Non-GAAP diluted weighted-average number of common shares	57,600	57,361	57,540	57,390

Calculation of non-GAAP income per share:
Non-GAAP net income	$5,624	$1,801	$11,275	$12,291
Non-GAAP diluted weighted-average number of common shares	57,600	57,361	57,540	57,390
Non-GAAP net income per share	$0.10	$0.03	$0.20	$0.21

Reconciliation of GAAP net loss to adjusted EBITDA:
GAAP net loss	$(27,791)	$(31,583)	$(76,572)	$(87,365)
Depreciation and amortization	15,291	14,082	45,237	40,580
Stock-based compensation	16,764	14,069	48,300	40,791
Provision for income taxes	469	596	2,173	909
Interest and other (income) expense, net	137	7,761	1,975	24,056
Acquisition related costs	352	581	882	2,841
Lease and other restructuring charges	5,494	1,244	6,031	2,056
Loss on extinguishment of debt	—	—	—	1,513
Deferred revenue reduction from purchase accounting	104	554	515	1,677
Adjusted EBITDA	$10,820	$7,304	$28,541	$27,058

Q2 Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Revenue Outlook
(in thousands)

	Q4 2022 Outlook		Full Year 2022 Outlook
	Low	High	Low	High

GAAP Revenue	$148,271	$150,271	$567,356	$569,356
Deferred revenue reduction from purchase accounting	129	129	644	644
Non-GAAP revenue	$148,400	$150,400	$568,000	$570,000